                                                                   EXHIBIT 21.1

                         SUBSIDIARIES OF UBIQUITEL INC.

         Name                                   State of Incorporation
         ----                                   ----------------------
UbiquiTel Operating Company                              Delaware


                  SUBSIDIARIES OF UBIQUITEL OPERATING COMPANY

                                     None